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                               EXHIBIT 23.2

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                                [LETTERHEAD]


                                 CONSENT


Board of Directors
DechTar Direct, Inc.
245 Eleventh Street
San Francisco, California 94103


We consent to the use of our auditors' report dated August 15, 1996 and to the reference to us as "Experts" in the registration statement and prospectus of DechTar Direct, Inc.


/s/ Stonefield Josephson


Accountancy Corporation


San Francisco, California
February 5, 1997